Filed by First Federal of Northern Michigan Bancorp, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: First Federal of Northern Michigan Bancorp, Inc.

File No. 000-31957

Press Release

FOR IMMEDIATE RELEASE

Contact:	First Federal of Northern Michigan Bancorp, Inc.
Michael W. Mahler
President and Chief Executive Officer
(989) 354-7319

Alpena Banking Corporation
Craig A. Kus
President and Chief Executive Officer
(989) 358-9904

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. AND

ALPENA BANKING CORPORATION

ANNOUNCE EXECUTION OF MERGER AGREEMENT

ALPENA, MICHIGAN, January 23, 2014 —  First Federal of Northern Michigan Bancorp, Inc. (NASDAQ: FFNM) (“First Federal Bancorp”), the parent company of First Federal of Northern Michigan (“First Federal Bank”), and Alpena Banking Corporation, the parent company of Bank of Alpena, jointly announced the execution of an agreement and plan of merger that provides for the integration of the two companies and their subsidiary community banking institutions.

In connection with the all-stock transaction, which is based upon the pro rata tangible equity contribution of each company as of September 30, 2013, each share of common stock of Alpena Banking Corporation will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock. Based upon First Federal Bancorp’s closing price of $5.15 on January 23, 2014, the transaction is valued at $7.98 per share of Alpena Banking Corporation stock, or approximately $4.26 million in the aggregate. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

Bank of Alpena’s office will become a branch office of First Federal Bank. As of September 30, 2013, Alpena Banking Corporation had approximately $66.7 million of total deposits, $39.9 million of loans and $73.7 million of assets. Based on September 30, 2013 data, the combined institution would have approximately $224.8 million of total deposits, $181.0 million of loans and $287.6 million of assets.

The joint announcement was issued by Michael W. Mahler, President and Chief Executive Officer of First Federal Bancorp, and Craig Kus, President and Chief Executive Officer of Alpena Banking Corporation.

“Our respective boards and executive management teams share a common vision for this opportunity, that being a true union of complementary institutions,” said Mr. Mahler. “We believe the transaction will create a stronger community bank with enhanced asset generation capabilities that could not be achieved individually.”

Mr. Kus confirmed these sentiments stating, “We believe that this transaction will combine two community banks in a manner that assures the best long term interests of the customers, communities, employees and shareholders of both institutions. Customers of each institution should enjoy expanded and enhanced services and products, and the benefits of a larger branch network.”

Under the proposed terms, the transaction is expected to be accretive to First Federal Bancorp’s earnings per share in the first year following closing. It is anticipated that the combined bank’s capital ratios will be well in excess of regulatory minimums.

The combined company’s leadership team will be comprised of executives from both organizations. Michael Mahler will serve as the Chief Executive Officer, and Jerry Tracey will continue to serve as the Executive Vice President and Chief Lending Officer. From Bank of Alpena, Craig Kus will serve as the President and Chief Operating Officer and Joseph Garber will serve as the Chief Credit Officer. Board composition will be a combination of the majority of each company’s board, including five members from First Federal Bank and four members from Bank of Alpena.

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is subject to customary closing conditions, including approval by the shareholders of First Federal Bancorp and the shareholders of Alpena Banking Corporation and applicable banking regulatory authorities. It is anticipated the transaction will close late in the second quarter of 2014 or in the third quarter of 2014.

Austin Associates LLC has served as financial advisor to First Federal Bancorp, and RP Financial, LC. has served as financial advisor to Alpena Banking Corporation. In addition, Luse Gorman Pomerenk & Schick, P.C. has served as legal counsel to First Federal Bancorp, and Shumaker, Loop & Kendrick, LLP has served as legal counsel to Alpena Banking Corporation.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition to those risk factors listed in First Federal Bancorp’s Annual Report on Form 10-K and other filings First Federal Bancorp makes with the Securities and Exchange Commission (the “SEC”), the following factors could cause the actual results of First Federal Bancorp’s operations to differ materially from First Federal Bancorp’s expectations: a failure to satisfy the conditions to closing for the proposed merger in a timely manner or at all; failure of First Federal Bancorp or Alpena Banking Corporation shareholders to approve the proposed merger; failure to obtain the necessary governmental approvals for the proposed merger or adverse regulatory conditions in connection with such approvals; disruption to the parties’ businesses as  a result of the announcement and pendency of the transaction; and difficulties related to the integration of  the businesses following the merger.  You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of First Federal Bancorp’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and First Federal Bancorp undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

In connection with the proposed merger, First Federal Bancorp will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of First Federal Bancorp and Alpena Banking Corporation that also constitutes a prospectus of First Federal Bancorp, as well as other relevant documents concerning the proposed merger. INVESTORS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

A free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Federal Bancorp, may be obtained after their filing at the SEC's Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on First Federal Bancorp’s website at www.first-federal.com.

Participants in Solicitation

First Federal Bancorp and Alpena Banking Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of First Federal Bancorp and Alpena Banking Corporation and other persons who may be deemed participants in this solicitation will be included in the joint proxy statement/prospectus. Information about First Federal Bancorp’s executive officers and directors can be found in First Federal Bancorp’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on April 12, 2013. Free copies of this document can be obtained from the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.